                                                                     EXHIBIT 3.1



                                                                           Filed
                                                            In the Office of the
                                                     Secretary of State of Texas
                                                                   June 14, 1989
                                                                        Clerk IB
                                                               Corporate Section

                           ARTICLES OF INCORPORATION

                                       OF

                          LASER SUPPORT SERVICES, INC.

         The undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation.
                                  ARTICLE ONE

         The name of the corporation is LASER SUPPORT SERVICES, INC.

                                  ARTICLE TWO

         The period of its duration is perpetual.

                                 ARTICLE THREE

         The purpose for which the corporation is organized is to transact any legal and lawful business transaction.

                                  ARTICLE FOUR

         The aggregate number of shares which the corporation shall have the authority to issue is 1,000,000 shares of voting common stock with a par value of $.02. The shares shall have identical rights and privileges in every respect.





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                                  ARTICLE FIVE

         The corporation will not commence business until it has received for issuance of its shares, consideration of the value of One Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                  ARTICLE SIX

         No shareholder or other person shall have any preemptive right whatsoever.

                                 ARTICLE SEVEN

         Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

                                 ARTICLE EIGHT

         The street address of the initial registered office of the corporation is 500 First National Bank, Amarillo, Texas 79101, and the name of the initial registered agent at such address is Marc C. Johnson.

                                  ARTICLE NINE

         The number of directors constituting the initial Board of Directors is one (1), and the name and addresses of the person who is to serve as director until the first annual meeting of the shareholders, or until their successors are elected and qualified is:

                 Name                              Address
                 ----                              -------
                 Marc C. Johnson      1505 South Parker, Amarillo, TX 79102

                                  ARTICLE TEN

         No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that the liability of a director for the following actions shall be eliminated or limited: (1) a breach of a





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director's duty of loyalty to the corporation or its shareholders; (2) an act or omission not in good faith or that involves intentional misconduct or a known violation of the law; (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (4) an act or omission for which the liability of a director is expressly provided for by statute; or (5) an act related to an unlawful stock repurchase or payment of a dividend.

                               ARTICLE ELEVEN

         The name and address of the incorporator is:

         Name                              Address
         ----                              -------
         Marc C. Johnson                   500 First National Bank Building,
                                           Amarillo, TX 79102


         EXECUTED this 9th day of June, 1989.


                                               /s/ Marc C. Johnson
                                               --------------------------------
                                               Marc C. Johnson

STATE OF TEXAS     )
                   )
COUNTY OF POTTER   )

         BEFORE ME, the undersigned Notary Public, on the 9th day of June, 1989, personally appeared MARC C. JOHNSON, being by me first duly sworn, who severally declared that he is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.

[Seal]   Marsha O. Meredith
         Notary Public, State of Texas         /s/ Marsha O. Meredith
         My Commission Expires: 2-12-91        --------------------------------
                                               Notary Public In and for The
                                               State of Texas

                                               Print Name:
                                                          ---------------------

                                               My Commission Expires:
                                                                     ----------




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                             ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                          LASER SUPPORT SERVICES, INC.

                                   ARTICLE I

         The name of the corporation is Laser Support Services, Inc.

                                   ARTICLE II

         The document to be corrected is the Articles of Incorporation for Laser Support Services, Inc. which was filed in the office of the Secretary of State on June 14, 1989.

                                  ARTICLE III

         Article VII of the Articles of Incorporation of Laser Support Services, Inc. stated: "Directors shall be elected by plurality vote. Cumulative voting shall not be permitted."

                                   ARTICLE IV

         Article VII of the Articles of Incorporation should be amended to read as follows: "Directors shall be elected by plurality vote. Cumulative voting shall be permitted."

                                   ARTICLE V

         The shareholders of the Corporation adopted the above-described Amendment on September 14, 1989.

                                   ARTICLE VI

         The number of outstanding shares on that date was 50,000, with all 50,000 shares entitled to vote on the Amendment.

                                  ARTICLE VII

         All 50,000 shares voted for the Amendment.


                                           By:       /s/ Paul Herchman
                                               --------------------------------
                                                                    , President
                                               ---------------------





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                                                                           Filed
                                                            In the Office of the
                                                     Secretary of State of Texas
                                                                   July 10, 1992
                                                            Corporations Section

                            ARTICLES OF AMENDMENT TO
                           ARTICLES OF INCORPORATION
                                       OF
                          LASER SUPPORT SERVICES, INC.

                               __________________

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "Act"), Laser Support Services, Inc., a corporation organized and existing under the laws of the State of Texas, hereby adopts the following Articles of Amendment to its Articles of Incorporation and

         DOES HEREBY CERTIFY:

         FIRST:  The name of the corporation is Laser Support Services, Inc.

         SECOND: That the shareholders of the corporation have duly adopted effective June 30, 1992, the following amendments amending its Articles of Incorporation as follows:

         RESOLVED, that Article One of the Articles of Incorporation be amended to change the name of the corporation to "Medical Alliance, Inc.," and such Article One as amended, shall read in its entirety as follows:

                                  ARTICLE ONE

         The name of the corporation is MEDICAL ALLIANCE, INC.

         RESOLVED, that Article Four of the Articles of Incorporation of the corporation be amended in its entirety to (1) increase the authorized number of shares of common stock of the corporation to 10,000,000, and to create a new class of stock to be designated "Preferred Stock", (ii) provide the Board of Directors the power to fix the rights of and issue from time to time one or more series of Preferred Stock, (iii) provide the preferences, voting powers, qualifications, special or relative rights of a series of Preferred Stock, the "Series A Convertible Preferred Stock", (iv) decrease the par value of the common stock of the corporation and (v)





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effect a stock split of all of the common stock of the corporation, including any shares of common stock that may be purchased pursuant to any outstanding options to purchase common stock, in the ratio of 10 to 1, and such Article Four as amended, shall read in its entirety as follows:


                                  ARTICLE FOUR

         A. The aggregate number of shares that the corporation shall have authority to issue is 12,000,000 shares. Such shares shall be issued in two classes of stock to be designated "Preferred Stock", which may be issued from time to time in one or more series, and "Common Stock", respectively. The number of shares of Preferred Stock authorized is 2,000,000 shares, having a par value of $.002 per share. The number of shares of Common Stock authorized is 10,000,000 shares, having a par value of $.002 per share.

                 Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

         B. The corporation is authorized to issue 435,000 shares of "Series A Convertible Preferred Stock (the "Series A Stock"). The preferences, voting powers, qualifications, special or relative rights or privileges of the shares of Series A Stock are as follows:

         1.      Dividends.

         (a) Each share of Series A Stock will have the right to receive, in preference to the holders of the Common Stock or any other junior stock, cumulative dividends equal to $0.20 per annum. The Board of Directors shall declare such dividends at an appropriate meeting, and such dividends shall be due and payable annually to the holders of the Series A Stock on June 30 of each year beginning June 30, 1993 (each a "Dividend Payment Date"). The dividends payable to the holders of the Series A Stock shall be cumulated so that if on any Dividend Payment Date full dividends upon the outstanding Series A Stock shall not have been paid in accordance with the provisions of this paragraph, then the deficiency shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment upon the Common Stock, or any junior stock.

                 Any dividends not declared or paid to holders of Series A Stock when due, because the corporation lacks the legal surplus and the use of corporate funds for payment of





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the dividend would result in liability of directors or officers  of the corporation, or because the use of the corporate funds for payment of such dividends is otherwise prohibited by law, shall remain payable until such time that the corporation shall have the legal surplus to pay such dividends. At the time the corporation shall have such legal surplus, the dividends shall become immediately due and payable.

         (b) The corporation shall not declare or pay any dividend on shares of Common Stock before June 30, 1994. On or after June 30, 1997 the corporation may (if the corporation has paid all dividends due to holders of Series A Stock pursuant to paragraph (a) of this Section 1) declare and pay dividends on the shares of Common Stock; such dividends, however, shall not on a per share basis, except as provided in this paragraph (b), exceed the per share dividends accrued and paid to the Series A Stock (calculated on a per share Common Stock equivalent basis) after such date; and holders of shares of Series A Stock shall not be entitled to such dividend payable on shares of Common Stock upon conversion of such shares of Series A Stock if the equivalent dividend has already been paid on the shares of Series A Stock. Any dividend declared and paid by the corporation in excess of the dividend described in the preceding sentence shall be paid in equal amounts on each share of Common Stock and Series A Stock (on a per share Common Stock equivalent basis).

         2.      Liquidation, Dissolution or Winding Up.

         (a) If any liquidation, dissolution or winding up of the corporation occurs (a "Liquidation"), whether voluntary or involuntary, the holder of each share of Series A Stock outstanding will be entitled to be paid out of the assets of the corporation available for distribution to shareholders an amount equal to $2.00 per share of Series A Stock, plus any accrued but unpaid dividends (whether declared or not) on such share (the "Preferential Distribution") before any payment may be made to the holders of any class of stock ranking junior to the Series A Stock on liquidation. If the assets to be distributed to the holders of the Series A Stock under the previous sentence are insufficient to permit payment of the full Preferential Distribution, then all of the assets of the corporation available for distribution to the shareholders of the corporation will be distributed to such holders pro rata, based upon the ratio that the number of shares of Series A Stock held by such holder bears to the total number of shares of Series A Stock then outstanding. After the Preferential Distribution has been made to such holders, or funds necessary for such payment have been set aside by the corporation in trust for payment to such holders, any assets remaining for distribution will be distributed to the holders of the Common Stock or other stock junior to the Series A Stock.

         (b) If assets other than cash are to be distributed to the holders of the Series A Stock, the Board of Directors will first determine the value of any non-cash assets for such purpose, and will notify all holders of shares of Series A Stock of its determination. The value of such assets for purposes of the distribution will be determined by the Board of Directors in good faith, unless the holders of a majority of the outstanding shares of Series A Stock object in writing to the corporation within 15 days after the date of such notice. If an objection occurs within such period, the valuation of assets for purposes of distribution will be determined by





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appraisal in which (i) the objecting shareholders name in their notice one appraiser, (ii) the Board of Directors by a majority vote names a second appraiser within 15 days from the receipt of such notice, (iii) the two appraisers then select a mutually acceptable third appraiser, and (iv) the three appraisers determine the valuation of such assets by majority vote, or if no majority concurs, then the appraisal which is neither the highest nor lowest will be binding. If the valuation as determined by the Board of Directors is not less than ninety-five percent (95%) of valuation as determined by the appraisers as indicated above, the holders of the Series A Stock will pay the costs of the appraisers, and otherwise, the corporation will bear the costs of the appraisal.

         (c) A consolidation or merger of the corporation (except as explained below) or a sale of all or substantially all of the assets of the corporation will be regarded as a Liquidation within the meaning of this
Section 2, although each holder of Series A Stock will have the right to elect treatment under Section 4(i) in lieu of receiving payment in Liquidation under this Section 2. A sale of substantially all of the assets of the corporation will mean the sale or other disposition of more than a majority of the value of such assets, based upon the fair market value of such assets.

         3.      Voting Power.

         (a) Unless otherwise stated or as required by law, the holder of each share of Series A Stock will be entitled to vote on all matters with the Common Stock as a single class, and not as a separate class or series. Each share of Series A Stock will entitle the holder to the number of votes per share equal to the full number of shares of Common Stock into which each share of Series A Stock is convertible on the record date for such vote. The holders of the Series A Stock shall receive notice of and shall be entitled to attend in person or by proxy any meeting of shareholders.

         (b)     (i)      Until the earlier of: (A) a Qualified Public Offering
         (as defined in on 4(b)(i) below); or (B) less than 50,000 shares of Series A Stock are outstanding, the holders of the Series A Stock shall be entitled, voting as a single class, to elect one director of the corporation.

                 (ii)     (A)     If the corporation has not (I) completed a
         Qualified Public Offering, or (II) provided the holders of Series A Stock with an opportunity to sell the Series A Stock in a bona fide transaction which would result in the per share proceeds as provided in Section 6.8(g) of the Series A Convertible Preferred Stock Purchase Agreement dated as of July 10, 1992 (the "Preferred Stock Purchase Agreement"), or (III) repurchased the Series A Stock pursuant to the terms of Section 9 of the Preferred Stock Purchase Agreement (or attempted to repurchase the Series A Stock and the holder of such shares did not accept such offer pursuant to Section 9), then the holders of the Series A Stock, if, any, on and after July 15, 1998, shall be entitled to elect a majority of the members of the Board of Directors. If and when the rights of the holders of Series A Stock pursuant to this paragraph become operative, the authorized number of members of the





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         Board of Directors of the corporation shall automatically be increased to the extent necessary to establish the number of members of the Board of Directors at a number that would permit the holders of Series A Stock to elect a majority. Whenever such right of the holders of the Series A Stock shall become operative, such right shall be exercised initially either at a special meeting of the holders of the Series A Stock called for that purpose or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at all annual meetings until such right terminates.

                          (B) At any time at which the voting rights of the holders of the Series A Stock provided above in paragraph (A) shall have become operative and not have been exercised, the holders of the Series A Stock may designate the additional members of the Board of Directors by a written consent of a majority of such holders.

                          (C) Upon termination of the right of the holders of the Series A Stock to vote for directors provided in paragraph (A) (due to the fact that there are no shares of Series A Stock then outstanding), the term of office of any director then in office elected by the Series A Stock pursuant to paragraph (A) shall terminate immediately and the authorized number of members of the Board of Directors shall automatically be decreased to such number existing prior to the increase described in paragraph (A) above. If the office of any director elected by the holders of the Series A Stock pursuant to paragraph (A) becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, then the procedure provided for in the immediately preceding paragraph shall be used to fill the vacancy.

                          (D)     The Bylaws of the corporation shall
         automatically be deemed amended from time to time to provide for the increase in the maximum authorized number of members of the Board of Directors and for the election procedure as provided by hereof.

                 (iii) In electing the directors to be elected by the holders of the Series A Stock, each holder of such stock shall have one vote for each share thereof held. Any director elected by the holders of the Series A Stock pursuant to the provisions of this paragraph (b) of Section 3 may be removed at any time, with or without cause, only by the affirmative vote of the holders of a majority of the shares of Series A Stock then issued and outstanding. If any vacancies occur in the Board of Directors of the corporation by reason of the death, resignation, retirement, disqualification or removal from office or otherwise of any director elected by the holders of the Series A Stock pursuant to this paragraph (b), then the holders of the Series A Stock shall elect a successor and the director so chosen shall hold office until the next annual election of directors and until his successor shall have been duly elected and qualified, unless sooner displaced.

         (c)     In addition to the voting rights granted in paragraphs (a) and
(b) of this Section 3, as long as at least 50,000 shares of A Stock are outstanding, the holders of the Series A Stock will be entitled to vote as a class separately from all other classes of stock of the





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corporation, and an affirmative vote of the holders of a majority of the shares of the Series A Stock then outstanding will be required for shareholder approval, on the following matters:

                 (i) Authorizing or issuing any additional shares of Series A Stock, or other equity security that is senior to the Series A Stock as to liquidation preferences, redemption preferences, dividend rights or voting rights, or that is on parity with the Series A Stock as to dividend rights or voting rights (that have been specifically provided to (A) holders of Series A Stock in these Articles of Incorporation, (B) Investors pursuant to the terms of the Preferred Stock Purchase Agreement or (C) Mapleleaf pursuant to the terms of the Amended and Restated Stock Buy and Sell Agreement dated as of July 10, 1992), provided, however, that similar voting rights may be granted to other holders of equity securities so long as such rights do not interfere with or change the aforementioned voting rights; or authorize or create any shares of any other class or series or any warrants, bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase any shares of the corporation having any such preference;

                 (ii) Reclassifying the shares of Common Stock, or any shares of stock hereafter created which are junior to the Series A Stock, into shares of Series A Stock or into shares having preference or priority senior to the Series A Stock, or on parity with the Series A Stock as to dividend rights or voting rights (except to the extent provided in (i) above);

                 (iii) Amending or repealing any provision of these Articles of Incorporation if such action would adversely change the designations, relative rights and preferences of the Series A Stock under these Articles of Incorporation; or

                 (iv) Authorizing any merger or consolidation of the corporation with or into any other corporation or entity, authorize the sale of substantially all of the assets of the corporation (as such term is defined in Section 2, above) except a Qualified Sale, or authorize any other type of voluntary Liquidation, except in a transaction with a wholly-owned subsidiary of the corporation in which the Series A Stock survives with the same rights and privileges as are currently existing.

         4. Conversion. The holders of the Series A Stock have the following conversion rights:

         (a) Any shares of the Series A Stock may, at the option of the holder, be converted at any time into fully- paid and nonassessable shares of Common Stock. The number of shares of Common Stock issuable upon conversion will be the product obtained by multiplying the Applicable Conversion Rate (as determined under Section 4(d), below) by the number of shares of Series A Stock being converted.





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         (b)     (i)      Each share of Series A Stock outstanding will
         automatically be converted into Common Stock (b upon the Applicable Conversion Rate in effect at that time) simultaneously with the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock with an aggregate selling price (before deducting underwriting discounts and commissions) of at least $10.0 million at a per share price of at least $7.00 (subject to adjustment for intervening stock splits, stock dividends and the like) (a "Qualified Public Offering").

                 (ii) If the public offering specified in Section (4)(b)(i) occurs, the outstanding shares of Series A Stock will be converted automatically without any further action by the holders of such shares, whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent. The corporation will not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the Series A Stock are either delivered to the corporation or any transfer agent, or the holder notifies the corporation or any transfer agent that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such issuance.

         (c)     Upon the conversion of the Series A Stock pursuant to either
Section 4(a) or 4(b), any accrued but unpaid dividends (whether declared or not) shall be immediately due and payable by the corporation. Any amount of dividends unpaid by the corporation on the date of such conversion shall thereafter bear interest at NationsBank's base rate (or other rate comparable to the prime rate), adjusted on the first day of each calendar quarter, until fully paid.

         (d) The conversion rate in effect at any time (the "Applicable Conversion Rate") will equal the quotient obtained by dividing $2.00 by the Applicable Conversion Value, calculated as provided below.

         (e) The Applicable Conversion Value in effect initially will be $2.00.

         (f)     After July 10, 1992, in each of the events specified in this
Section 4(f), the Applicable Conversion Value will simultaneously be adjusted by dividing the Applicable Conversion Value then in effect by a fraction, the numerator of which will be the number of shares of Common Stock outstanding immediately after the specified event, and the denominator of which will be the number of shares of Common Stock outstanding immediately prior to the specified event, and the quotient so obtained will then be the Applicable Conversion
Value: (i) issuing additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdividing outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) combining outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.





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         (g)     If the corporation at any time while there are any shares of
Series A Stock outstanding issues any shares of Common Stock or securities convertible into Common Stock ("Additional Common Shares") other than adjusted under Section 4(f) or as permitted below, at a price per share less than the Applicable Conversion Value in effect immediately prior to such is then (i), if the issuances occur on or before December 31, 19932 the Applicable Conversion Value will be reduced to the issuance price of the Additional Common Shares and
(ii), if the issuance occurs after December 31, 1993, the Applicable Conversion Value will be reduced to an amount determined by multiplying the Applicable Conversion Value by a fraction (a) the numerator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock that the aggregate consideration received by the corporation for the total number of Additional Common Shares so issued would purchase at such Applicable Conversion Value and
(b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of such Additional Common Shares so issued. The issuance of Additional Common Shares for consideration above the then Applicable Conversion Value will not increase the Applicable Conversion Value.

         The following will not be considered issuances of Additional Common
Shares:

                 (i) the issuance of Common Stock upon conversion of Series A Stock or as a dividend or distribution on the Series A Stock;

                 (ii)     the corporation's issuance of up to an aggregate of
         (a) 150,000 shares of Common Stock or options to purchase Common Stock, on or before December 31, 1993, or (b) up to an aggregate of twelve percent (12%) of the Common Stock (including options to purchase Common Stock) on a then fully diluted basis, at any time after December 31, 1993 (including shares issuable under options outstanding on the date hereof and those shares under (g)(ii)(a)), to employees or consultants of the corporation upon the exercise of rights under an employee stock purchase or option plan or other contracts or arrangements approved by the Board of Directors of the corporation (the "Option Shares"). The 150,000 shares of Common Stock described in this paragraph will be subject to appropriate adjustment for any unissued shares if any event specified in Section 4(f) occurs, and any such increases will not be considered to be Additional Common Shares;

                 (iii) the issuance of Common Stock upon the exercise of options and warrants of the corporation outstanding as of July 10, 1992;

                 (iv) the issuance of Common Stock for which an appropriate adjustment has already been made under Section 4(f); and

                 (v) the issuance of Series A Stock upon the exercise of the Investors Warrants (as hereinafter defined).





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         The holders of a majority of the shares outstanding of Series A Stock may also determine that other issuances of Common Stock will not be considered as the issuance of Additional Common Shares.

         If any part of the consideration received by the corporation for the issuance of Common Stock consists of property other than cash, such consideration will have the same value as recorded on the books of the corporation for the receipt of such property, as long as such value was determined reasonably and in good faith by the Board of Directors and appropriate notice and opportunity for objection (comparable to the notice and objection procedure outlined in Section 2(b)) is provided to the holders of the shares of Series A Stock.

         For the purpose of this Section 4(g), the issuance of any warrants (except the Warrants to purchase up to 60,000 shares of Series A Stock dated July 10, 1992 issued to certain Holders (as that term is defined in the Warrants) (the "Investors Warrants")), options (except the options exercisable into Option Shares) or other subscription or purchase rights for shares of Common Stock and the issuance of any securities convertible into shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convert securities) (except for the issuance of Series A Stock upon exercise, in whole or in part, of the Investors Warrants) will be considered an issuance of Common Stock at such time if the Net Consideration Per Share that may be received by the corporation for such Common Stock (as hereinafter determined) is less than the Applicable Conversion Value at the time of such issuance and, except as otherwise provided, an adjustment in the Applicable Conversion Value will be made as provided in this Section 4(g) as if such Common Stock were issued at such Net Consideration Per Share. No adjustment of the Applicable Conversion Value shall be made under this Section 4(j) upon the issuance of any additional shares of Common Stock that are issued on the exercise of any warrants, options or other subscription or purchase rights or on the exercise of any conversion or exchange rights in any convertible securities if an adjustment previously has been, made on the issuance of such warrants, options or other rights. Any adjustment of the Applicable Conversion Value with respect to this paragraph will be disregarded if the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities giving rise to such adjustment expire or are canceled without having been exercised (to the extent of the number of shares covered by those rights expired or canceled), so that the Applicable Conversion Value effective immediately upon such cancellation or expiration will be equal to the Applicable Conversion Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, rights or convertible securities not been issued. If the terms of any warrants, options, other subscription or purchase rights or convertible securities previously issued by the corporation are changed to change the Net Consideration Per Share payable or the number of shares of Common Stock issuable thereunder, the Applicable Conversion Value will be recomputed as of the date of the change to give effect to such change. For purposes of this paragraph, the Net Consideration Per Share that may be received by the corporation will mean the total amount of consideration, if any, received by the corporation for the issuance of such warrants, options, rights of convertible securities, plus the minimum amount of consideration, if any, payable to the corporation upon exercise or conversion, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible securities were exercised or converted at such Net Consideration Per Share.

         (h) If the Common Stock issuable upon the conversion of the Series A Stock is changed into the same or different number of shares of any class or classes of stock (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then the holder of each share of Series A Stock will have the right to convert such share into the shares of stock and other property receivable by holders of the number of shares of Common Stock into which such shares of Series A Stock might have been converted immediately prior to such reclassification or change.

         (i) If at any time a capital reorganization (other than a subdivision, combination, reclassification or exchange of shares provided for in Section 4(h)), a merger or consolidation involving the corporation, or the sale of all or substantially all of the corporation's properties and assets to any other person occurs, then the holders of the Series A Stock will have the right to receive upon conversion of the Series A Stock the number of shares of stock or other property of the corporation (or of the successor corporation) which a holder of Common Stock would have the right to receive on such event. In that event, each holder of Series A Stock will have the option of electing treatment under either this Section 4(i) or on 2(c), above, notice of which election must be submitted by the holder in writing to the corporation at its principal offices no later than fifteen (15) days after the date of the corporation's notice of such event, which will notify the holder of such alternative. If the corporation is the surviving entity in a capital reorganization or merger, or if the shareholders of the corporation hold a majority of the outstanding capital stock of the surviving corporation following such consolidation or merger, then the holders of the Series A Stock shall have the right to continue as holders of Series A Stock having rights and preferences as nearly comparable to those rights held prior to the reorganization or merger as practicable.

         (j) If an adjustment of the Applicable Conversion Rate occurs, the corporation will furnish each holder of Series A Stock with a certificate, prepared by the chief financial officer of the corporation, showing such adjustment and explaining the facts upon which such adjustment is based. No adjustment will be made for amounts less than one cent per share, although any adjustment not made due to this sentence will be taken into account on any subsequent adjustment.

         (k) To exercise the conversion privilege, a holder of Series A Stock must surrender the certificate or certificates representing the shares being converted to the corporation at its principal, office along with written notice requesting conversion. The certificate or certificates for shares of Series A Stock surrendered must be accompanied by proper assignment to the corporation or in blank. The date when both such written notice and certificate(s) are received by the corporation (or the date of an automatic conversion, as discussed below) will be the

"Conversion Date." As promptly as practicable after the Conversion Date, the corporation will issue and deliver to the holder of the shares of Series A Stock being converted, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of Series A Stock. In the case of an optional conversion by a holder, such conversion will be effective immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of Series A Stock will cease, and such holder will become the record holder of Common Stock. In the case of an automatic conversion pursuant to Section 4(b)(i) above, such conversion shall be deemed to have been made immediately upon the consummation of such event and at such time the rights of the holder as holder of Series A Stock will cease, and such holder will become the record holder of Common Stock.

         (l) No fractional share of Common Stock or scrip representing fractional shares will be issued upon conversion of Series A Stock. Instead of any fractional share of Common Stock, the corporation will pay to the holder of the shares of Series A Stock which were converted a cash adjustment for such fraction equal to the equivalent market price for such fractional share (as determined in a manner prescribed by the Board of Directors) at the close of business on the Conversion Date.

         (m) If some but not all of the shares of Series A Stock represented by a certificate surrendered by a holder are converted, the corporation will deliver to the holder a new certificate representing the number of shares of Series A Stock that were not converted.

         (n) The corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number as are sufficient to permit the conversion of all outstanding shares of the Series A Stock, and if the number of authorized but unissued shares of Common Stock will not be sufficient to permit the conversion of all then outstanding shares of the Series A Stock, the corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to the required number of shares.

         5. No Reissuance of Series A Stock. No share or shares of the Series A Stock acquired by the corporation may be reissued as shares of Series A Stock.

         6. Notices of Record Date. Unless a longer period of notice is required under applicable statute, if (a) the corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (b) any capital reorganization of the corporation, any reclassification or recapitalization of the capital stock of the corporation, any merger or consolidation of the corporation, and any transfer of all or substantially all of the assets of the corporation to any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the corporation occurs, the corporation will mail to each holder of Series A Stock at least twenty (20) days prior to the record date a notice specifying (i) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and/or (iii) the time, if any, when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

         FURTHER RESOLVED, that Article Six of the Articles of Incorporation of the corporation be amended in its entirety to provide for the limitation of preemptive rights held by the corporation's shareholders, and the full text of the new Article Six is as follows:

                                  ARTICLE SIX

                 No shareholder of this corporation shall, by reason of his holding shares of any class of stock of this corporation, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of any such shareholder, other than such rights, if any, as the Board of Directors, at its discretion, from time to time may grant, and at such price as the Board of Directors at its discretion may fix; and the Board of Directors may issue shares of any class of stock of this corporation or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class without offering any such shares of any class or such notes, debentures, bonds or other securities either in whole or in to the existing shareholders of any class. This provision shall not impair contractual rights granted by the of Directors of the corporation.

         FURTHER RESOLVED, that Article Ten of the Articles of Incorporation be amended in its entirety to provide for the full protection from liability of the Directors for taking certain action on behalf of the corporation, as permitted by Article 13O2-7.06 of the Texas Miscellaneous Corporation Laws Act, as amended, and the full text of the new Article Ten is as follows:

                                  ARTICLE TEN

                 Pursuant to Article 1302-7.06, Texas Miscellaneous Corporation Laws Act, as amended, no member of the Board of Directors of the corporation shall be liable, personally or otherwise, in any way to the corporation or its shareholders for monetary damages caused in any way by an act or omission occurring in the director's capacity as a director of the corporation, except as otherwise expressly provided by
         Article 1302-7.06B, as amended.

         FURTHER RESOLVED, that the Articles of Incorporation be amended by adding a new Article Twelve to provide indemnification of, advancement of expenses to, and maintenance of insurance for, certain persons as permitted by
Article 2.02-1 of the Act, and the full text of the new Article Twelve is as follows:

                                 ARTICLE TWELVE

                 The Board of Directors of the corporation, in its sole discretion, shall have the power, on behalf of the corporation, to indemnify persons for whom indemnification is permitted by Article 2.02-1 of the Texas Business Corporation Act (the "Act"), as amended, to the fullest extent possible under Article 2.02-1 of the Act, as amended, and may purchase such liability indemnification and/or other similar insurance as the Board of Directors from time to time shall deem necessary or appropriate, in its sole discretion.

                 The corporation may purchase and maintain liability, indemnification and/or other insurance on behalf of itself, and/or for any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole partnership, trust, employee/benefit plan or other enterprise, against any liability asserted against and/or incurred by the corporation or person serving in such a capacity or arising out of his/her/its status as such a person or entity, whether or not the corporation would otherwise have the power to indemnify such person against that liability.

                 The power to indemnify and/or obtain insurance provided in this Article Twelve shall be cumulative of any other power of the Board of Directors and/or any rights to which such a person or entity may be entitled by law, the Articles of Incorporation and/or Bylaws of the corporation, contract, other agreement, vote or otherwise.

         AND FURTHER RESOLVED, that the Articles of Incorporation be amended by adding a new Article Thirteen to provide that action that is required by the Act to be taken at an annual or special meeting of the shareholders may be taken without such meeting, and the full text of the new Article Thirteen is as follows:

                                ARTICLE THIRTEEN

                 Any action required by the Act to be taken at any annual or special meeting of the shareholders of the corporation, and/or any action that may be taken at any annual or special meeting of the shareholders of the corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Such action shall be taken in accordance with the provisions of Article 9.10.A of the Act, as amended.

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 113,634 shares of Common Stock. The number of shares of Common Stock entitled to vote thereon was 113,634.

         FOURTH: The holders of all of the shares outstanding and entitled to vote on said amendment have a signed written consent pursuant to Article 9.10 adopting said amendment and any written notice required by Article 9.10 has been given.

         FIFTH: That the aforesaid amendment does not in any way effect an exchange, reclassification or cancellation of the authorized, issued or outstanding shares of the corporation.

         SIXTH: This amendment effects a decrease in the par value of the Common Stock to $.002 per share and effects a stock split of the Common Stock in the ratio of 10 to 1. Consequently, the stated capital of the corporation will not be changed under or by reason of such amendment.

         IN WITNESS WHEREOF, Laser Support Services, Inc. has caused these Articles of Amendment to be signed by its President this 10th day of July, 1992.

                                        LASER SUPPORT SERVICES, INC.



                                        By:
                                           -----------------------------------
                                           Paul Herchman, President

                                                                           Filed
                                                            In the Office of the
                                                     Secretary of State of Texas
                                                                     Nov 17 1995
                                                            Corporations Section

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                             MEDICAL ALLIANCE, INC.

                             _____________________

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "Act"), Medical Alliance, Inc., a corporation organized and existing under the laws of the State of Texas, hereby adopts the following Articles of Amendment to its Articles of Incorporation and

         DOES HEREBY CERTIFY:

         FIRST:  The name of the corporation is Medical Alliance, Inc.

         SECOND: That the shareholders of the corporation have duly adopted effective November 13, 1995, the following amendments amending its Articles of Incorporation as follows:

         RESOLVED, that Article Four, Section B, subsection 2(a) of the Articles of Incorporation of the corporation be amended to revise the liquidation, dissolution, and winding up rights of the Series A Convertible Preferred Stock ("Series A Stock") to make reference to the Series B Convertible Preferred Stock ("Series B Stock") and such Article Four, Section B, subsection 2(a) shall read in its entirety as follows:

                 2.       Liquidation, Dissolution or Winding Up.

                 (a) If any liquidation, dissolution or winding up of the corporation occurs (a "Liquidation"), whether voluntary or involuntary, the holder of each share of Series A Stock and Series B Stock outstanding will be entitled to be paid out of the assets of the corporation available for distribution to shareholders before any payment may be made to the holders of any class of stock ranking junior to the Series A Stock and Series B Stock on liquidation. The holders of: (i) Series A Stock shall be entitled to receive an amount equal to $2.00 per share of Series A Stock, plus any accrued but unpaid dividends (whether declared or not) on such share (the "Series A Preferential Distribution"); and (ii) Series B Preferred shall be entitled to receive an amount equal to $4.00 per share of Series B Stock (the "Series B Preferential Distribution" and with the Series A Preferential Distribution, the "Preferential Distribution"). If the assets to be distributed to the holders of the Series A Stock and Series B Stock are insufficient to permit payment of the full Preferential Distribution, then all of the assets of the corporation available for distribution to the shareholders of the corporation will be distributed ratably among the holders of Series A Stock and Series B Stock based on the Applicable Conversion Values for the Series A Stock and the Series B Stock. After the full Preferential Distribution has been made to such holders, or funds necessary for such payment have been set aside by the corporation in trust for payment to such holders, any assets remaining for distribution will be distributed to the holders of the Common Stock or other stock junior to the Series A Stock and Series B Stock.

         RESOLVED, that Article Four, Section B, subsection 4(g) of the Articles of Incorporation of the corporation be amended to revise the conversion rights of Series A Stock to include a provision that the issuance of Common Stock upon conversion of Series B Stock or as a dividend or distribution on the Series B Stock would not be considered issuances of Additional Common Shares, and such Article Four, Section B, subsection 4(g) shall read in its entirety as follows:

                 (g) If the corporation at any time while there are any shares of Series A Stock outstanding issues any shares of Common Stock or securities convertible into Common Stock ("Additional Common Shares") other than adjusted under Section 4(f) or as permitted below, at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance, then (i), if the issuances occur on or before December 31, 1993, the Applicable Conversion Value will be reduced to the issuance price of the Additional Common Shares and (ii), if the issuance occurs after December 31, 1993, the Applicable Conversion Value will be reduced to an amount determined by multiplying the Applicable Conversion Value by a fraction (a) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock that the aggregate consideration received by the corporation for the total number of Additional Common Shares so issued would purchase at such Applicable Conversion Value and (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of such Additional Common Shares so issued. The issuance of Additional Common Shares for consideration above the then Applicable Conversion Value will not increase the Applicable Conversion Value.

                 The following will not be considered issuances of Additional Common Shares:

                          (i) the issuance of Common Stock upon conversion of
                 Series A Stock or as a dividend or distribution on the Series A Stock;

                          (ii) the issuance of Common Stock upon conversion of
                 Series B Stock or as a dividend or distribution on the Series B Stock;

                          (iii) the corporation's issuance of up to an aggregate of (a) 150,000 shares of Common Stock or options to purchase Common Stock, on or before December 31, 1993, or (b) up to an aggregate of twelve percent (12%) of the Common Stock (including options to purchase Common Stock) on a then fully diluted basis, at any time after December 31, 1993 (including shares issuable under options outstanding on the date hereof and those shares under (g)(iii)(a)), to employees or consultants of the corporation upon the exercise of rights under an employee stock purchase or option plan or other contracts or arrangements approved by the Board of Directors of the corporation (the "Option Shares"). The 150,000 shares of Common Stock described in this paragraph will be subject to appropriate adjustment for any unissued shares if any event specified in Section 4(f) occurs, and any such increases will not be considered to be Additional Common Shares;

                          (iv) the issuance of Common Stock upon the exercise of options and warrants of the corporation outstanding as of July 10, 1992;

                          (v) the issuance of Common Stock for which an appropriate adjustment has already been made under Section 4(f); and

                          (vi) the issuance of Series A Stock upon the exercise of the Investors Warrants (as hereinafter defined).

                 The holders of a majority of the shares outstanding of Series A Stock may also determine that other issuances of Common Stock will not be considered as the issuance of Additional Common Shares.

                 If any part of the consideration received by the corporation for the issuance of Common Stock consists of property other than cash, such consideration will have the same value as recorded on the books of the corporation for the receipt of such property, as long as such value was determined reasonably and in good faith by the Board of Directors and appropriate notice and opportunity for objection (comparable to the notice and objection procedure outlined in Section 2(b)) is provided to the holders of the shares of Series A Stock.

                 For the purpose of this Section 4(g), the issuance of any warrants (except the Warrants to purchase up to 60,000 shares of Series A Stock dated July 10, 1992 issued to certain Holders (as that term is defined in the Warrants) (the "Investors Warrants")), options (except the options exercisable into Option Shares) or other subscription or purchase rights for shares of Common Stock and the issuance of any securities convertible into shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible securities) (except for the issuance of Series A Stock upon exercise, in whole or in part, of the Investors Warrants) will be considered an issuance of Common Stock at such time if the Net Consideration Per Share that may be received by the corporation for such Common Stock (as hereinafter determined) is less than the Applicable Conversion Value at the time of such issuance and, except as otherwise provided, an adjustment in the Applicable Conversion Value will be made as provided in this Section 4(g) as if such Common Stock were issued at such Net Consideration Per Share. No adjustment of the Applicable Conversion Value shall be made under this Section 4(g) upon the issuance of any additional shares of Common Stock that are issued on the exercise of any warrants, options or other subscription or purchase rights or on the exercise of any conversion or exchange rights in any convertible securities if an adjustment previously has been made on the issuance of such warrants, options or other rights. Any adjustment of the Applicable Conversion Value with respect to this paragraph will be disregarded if the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities giving rise to such adjustment expire or are canceled without having been exercised (to the extent of the number of shares covered by those rights expired or canceled), so that the Applicable Conversion Value effective immediately upon such cancellation or expiration will be equal to the Applicable Conversion Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, rights or convertible securities not been issued. If the terms of any warrants, options, other subscription or purchase rights or convertible securities previously issued by the corporation are changed to change the Net Consideration Per Share payable or the number of shares of Common Stock issuable thereunder, the Applicable Conversion Value will be recomputed as of the date of the change to give effect to such change. For purposes of this paragraph, the Net Consideration Per Share that may be received by the corporation will mean the total amount of consideration, if any, received by the corporation for the issuance of such warrants, options, rights or convertible securities, plus the minimum amount of consideration, if any, payable to the corporation upon exercise or conversion, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible securities were exercised or converted at such Net Consideration Per Share.


         RESOLVED, that Article Four of the Articles of Incorporation of the corporation be amended to include Section C to provide the preferences, voting powers, qualifications, special or relative rights of a series of Preferred Stock, the "Series B Convertible Preferred Stock" and such Article Four, Section C shall read in its entirety as follows:


                                  ARTICLE FOUR

                                   *   *   *

         C. The corporation is authorized to issue 362,500 shares of "Series B Convertible Preferred Stock (the "Series B Stock"). The preferences, voting powers, qualifications, special or relative rights or privileges of the shares of Series B Stock are as follows:

                 1.       Dividends.       Except as provided in the following
         sentence, no dividends will be declared or paid on the Series B Stock. In the event the corporation declares or pays a dividend on the Common Stock, it shall also declare or pay on a per share basis an equal dividend on the Series B Stock as determined on an "as converted" basis (e.g., if each share of Series B Stock is convertible into 1.5 shares of Common Stock, and the corporation declares a $1.00 per share dividend on the Common Stock, it shall also declare a $1.50 per share dividend on the Series B Stock).

                 2.       Liquidation, Dissolution or Winding Up.

                 (a) If any Liquidation of the corporation occurs, whether voluntary or involuntary, the holder of each share of Series A Stock and Series B Stock outstanding will be entitled to be paid out of the assets of the corporation available for distribution to shareholders before any payment may be made to the holders of any class of stock ranking junior to the Series A Sock and Series B Stock on liquidation. The holders of: (i) Series A Stock shall be entitled to receive the Series A Preferential Distribution; and (ii) Series B Stock shall be entitled to receive the Series B Preferential Distribution. If the assets to be distributed to the holders of the Series A Stock and Series B Stock are insufficient to permit payment of the full Preferential Distribution, then all of the assets of the corporation available for distribution to the shareholders of the corporation will be distributed ratably among the holders of Series A Stock and Series B Stock based on the Applicable Conversion Value for the Series A Stock and Series B Stock. After the full Preferential Distribution has been made to such holders, or funds necessary for such payment have been set aside by the corporation in trust for payment to such holders, any assets remaining for distribution will be distributed to the holders of the Common Stock or other stock junior to the Series A Stock and Series B Stock.

                 (b) If assets other than cash are to be distributed to the holders of the Series B Stock, the Board of Directors will first determine the value of any non-cash assets for such purpose, and will notify all holders of shares of Series B Stock of its determination. The value of such assets for purposes of the distribution will be determined by the Board of Directors in good faith, unless the holders of a majority of the outstanding shares of Series B Stock object in writing to the corporation within 15 days after the date of such notice. If an objection occurs within such period, the valuation of assets for purposes of distribution will be determined by appraisal in which (i) the objecting shareholders name in their notice one appraiser, (ii) the Board of Directors by a majority vote names a second appraiser within 15 days from the receipt of such notice, (iii) the two appraisers then select a mutually acceptable third appraiser, and (iv) the three appraisers determine the valuation of such assets by majority vote, or if no majority concurs, then the appraisal which is neither the highest nor lowest will be binding. If the valuation as determined by the Board of Directors is not less than ninety-five percent (95%) of valuation as determined by the appraisers as indicated above, the holders of the Series B Stock will pay the costs of the appraisers, and otherwise, the corporation will bear the costs of the appraisal.

                 (c) A consolidation or merger of the corporation (except as explained below) or a sale of all or substantially all of the assets of the corporation will be regarded as a Liquidation within the meaning of this Section 2, although each holder of Series B Stock will have the right to elect treatment under Section 4(i) in lieu of receiving payment in Liquidation under this Section 2. A sale of substantially all of the assets of the corporation will mean the sale or other disposition of more than a majority of the value of such assets, based upon the fair market value of such assets.

                 3.       Voting Power.

                 (a) Unless otherwise stated or as required by law, the holder of each share of Series B Stock will be entitled to vote on all matters with the Common Stock, and not as a separate class or series. Each share of Series B Stock will entitle the holder to the number of votes per share equal to the full number of shares of Common Stock into which each share of Series B Stock is convertible on the record date for such vote. The holders of the Series B Stock shall receive notice of and shall be entitled to attend in person or by proxy any meeting of shareholders.

                 (b) In addition to the voting rights granted in paragraph (a) of this Section 3, as long as at least 50,000 shares of Series B Stock are outstanding, the holders of the Series B Stock will be entitled to vote as a class separately from all other classes of stock of the corporation, and an affirmative vote of the holders of a majority of the shares of the Series B Stock then outstanding will be required for shareholder approval, on the following matters:

                          (i) Authorizing or issuing any additional shares of Series B Stock, or other equity security that is senior to the Series B Stock as to liquidation preferences, dividend rights or voting rights, or that is on parity with the Series B Stock as to dividend rights or voting rights (that have been specifically provided to (A) holders of Series B Stock in these Articles of Incorporation or (B) "Investors" pursuant to the terms of that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of November 17, 1995, by and between the Company and the Investors named herein (the "Series B Purchase Agreement"); provided, however, that similar voting rights may be granted to other holders of equity securities so long as such rights do not interfere with or change the aforementioned voting rights; or authorize or create any shares of any other class or series or any warrants, bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase any shares of the corporation having any such preference;

                          (ii) Reclassifying the shares of Common Stock, or any other shares of stock hereafter created which are junior to the Series B Stock, into shares of Series B Stock or into shares having preference or priority senior to the Series B Stock, or in parity with the Series B Stock as to dividend rights or voting rights (except to the extent provided in (i) above);

                          (iii) Amending or repealing any provision of these Articles of Incorporation if such action would adversely change the designations, relative rights and preferences of the Series B Stock under these Articles of Incorporation; or

                          (iv) Authorizing any merger or consolidation of the corporation with or into any other corporation or entity, authorize the sale of substantially all of the assets of the corporation, except a Qualified Sale (as such term is defined in Section 6 of the Series B Purchase Agreement), or authorize any other type of voluntary Liquidation, except in a transaction with a wholly-owned subsidiary of the corporation in which the Series B Stock survives with the same rights and privileges as are currently existing.

                 4. Conversion. The holders of the Series B Stock will have the following conversion rights:

                 (a) Any shares of the Series B Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock issuable upon conversion will be the product obtained by multiplying the Applicable Conversion Rate (as determined under Section 4(d) below) by the number of shares of Series B Stock being converted.

                 (b) (i) Each share of Series B Stock outstanding will automatically be converted into Common Stock (based upon the Applicable Conversion Rate in effect at that time) simultaneously with the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock with an aggregate selling price (before deducting underwriting discounts and commissions) of at least $10.0 million at a per share price of at least $7.00 (subject to adjustment for intervening stock splits, stock dividends and the like) (a "Qualified Public Offering").

                          (ii)    If the public offering specified in Section
                 (4)(b)(i) occurs, the outstanding shares of Series B Stock will be converted automatically without any further action by the holders of such shares, whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent. The corporation will not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the Series B Stock are either delivered to the corporation or any transfer agent, or the holder notifies the corporation or any transfer agent that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such issuance.

                 (c) Upon the conversion of the Series B Stock pursuant to either Section 4(a) or 4(b) above, any declared but unpaid dividends on the Series B Stock shall be immediately due and payable by the corporation. Any amount of dividends unpaid by the corporation on the date of such conversion shall thereafter bear interest at NationsBank's base rate (or other rate comparable to the prime rate), adjusted on the first day of each calendar quarter, until fully paid.

                 (d) The conversion rate in effect at any time (the "Applicable Conversion Rate") will equal the quotient obtained by dividing $4.00 by the Applicable Conversion Value, calculated as provided below.

                 (e) The Applicable Conversion Value in effect initially will be $4.00.

                 (f) In each of the events specified in this Section 4(g), the Applicable Conversion Value will simultaneously be adjusted by dividing the Applicable Conversion Value then in effect by a fraction, the numerator of which will be the number of shares of Common Stock outstanding immediately after the specified event, and the denominator of which will be the number of shares of Common Stock outstanding immediately prior to the specified event, and the quotient so obtained will then be the Applicable Conversion Value: (i) issuing additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdividing outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) combining outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.

                 (g) If at any time prior to November 17, 1996, the corporation issues any shares of Common Stock or securities convertible into Common Stock ("Additional Common Shares") other than adjusted under Section 4(f) or as permitted below, at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance, then the Applicable Conversion Value will be reduced to an amount determined by multiplying the Applicable Conversion Value by a fraction (a) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock that the aggregate consideration received by the corporation for the total number of Additional Common Shares so issued would purchase at such Applicable Conversion Value and (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of such Additional Common Shares so issued. The issuance of Additional Common Shares for consideration above the then Applicable Conversion Value will not increase the Applicable Conversion Value.

                 The following will not be considered issuances of Additional Common Shares:

                          (i) the issuance of Common Stock upon conversion of
                 Series A Stock or as a dividend or distribution on Series A Stock;

                          (ii) the issuance of Common Stock upon conversion of
                 Series B Stock or as a dividend or distribution on the Series B Stock;

                          (iii)   the corporation's issuance of (a) Common
                 Stock upon the exercise of options and warrants outstanding as of November 17, 1995 or (b) up to an aggregate of twelve percent (12%) of the Common Stock (including options to purchase Common Stock) on a then fully diluted basis, at any time after November 17, 1995 (including shares issuable under options outstanding on the date hereof and those shares under (g)(iii)(a)), to employees or consultants of the corporation upon the exercise of rights under an employee stock purchase or option plan or other contracts or arrangements approved by the Board of Directors of the corporation (the "Option Shares"); and

                          (iv) the issuance of Common Stock for which an appropriate adjustment has already been made under Section 4(f).


                 The holders of a majority of the shares then outstanding of Series B Stock may also determine that other issuances of Common Stock will not be considered as the issuance of Additional Common Shares.

                 If any part of the consideration received by the corporation for the issuance of Common Stock consists of property other than cash, such consideration will have the same value as recorded on the books of the corporation for the receipt of such property, as long as such value was determined reasonably and in good faith by the Board of Directors and appropriate notice and opportunity for objection (comparable to the notice and objection procedure outlined in Section 2(b)) is provided to the holders of the shares of Series B Stock.

                 For the purpose of this Section 4(g), the issuance of any warrants, options or other subscription or purchase rights for shares of Common Stock and the issuance of any securities convertible into shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible securities) will be considered an issuance of Common Stock at such time if the Net Consideration Per Share that may be received by the corporation for such Common Stock (as hereinafter determined) is less than the Applicable Conversion Value at the time of such issuance and, except as otherwise provided, an adjustment in the Applicable Conversion Value will be made as provided in this Section 4(g) as if such Common Stock were issued at such Net Consideration Per Share. No adjustment of the Applicable Conversion Value shall be made under this Section 4(g) upon the issuance of any additional shares of Common Stock that are issued on the exercise of any warrants, options or other subscription or purchase rights or on the exercise of any conversion or exchange rights in any convertible securities if an adjustment previously has been made on the issuance of such warrants, options or other rights. Any adjustment of the Applicable Conversion Value with respect to this paragraph will be disregarded if the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities giving rise to such adjustment expire or are canceled without having been exercised (to the extent of the number of shares covered by those rights expired or canceled), so that the Applicable Conversion Value effective immediately upon such cancellation or expiration will be equal to the Applicable Conversion Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, rights or convertible securities not been issued. If the terms of any warrants, options, other subscription or purchase rights or convertible securities previously issued by the corporation are changed to change the Net Consideration Per Share payable or the number of shares of Common Stock issuable thereunder, the Applicable Conversion Value will be recomputed as of the date of the change to give effect to such change. For purposes of this paragraph, the Net Consideration Per Share that may be received by the corporation will mean the total amount of consideration, if any, received by the corporation for the issuance of such warrants, options, rights of convertible securities, plus the minimum amount of consideration, if any, payable to the corporation upon exercise or conversion, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible securities were exercised or converted at such Net Consideration Per Share.

                 (h) If the Common Stock issuable upon the conversion of the Series B Stock is changed into the same or different number of shares of any class or classes of stock (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then the holder of each share of Series B Stock will have the right to convert such share into the shares of stock and other property receivable by holders of the number of shares of Common Stock into which such shares of Series B Stock might have been converted immediately prior to such reclassification or change.

                 (i) If at any time a capital reorganization (other than a subdivision, combination, reclassification or exchange of shares provided for in Section 4(i)), a merger or consolidation involving the corporation, or the sale of all or substantially all of the corporation's properties and assets to any other person occurs, then the holders of the Series B Stock will have the right to receive upon conversion of the Series B Stock the number of shares of stock or other property of the corporation (or of the successor corporation) which a holder of Common Stock would have the right to receive on such event. In that event, each holder of Series B Stock will have the option of electing treatment under either this Section 4(i) or Section 2(c), above, notice of which election must be submitted by the holder in writing to the corporation at its principal offices no later than fifteen (15) days after the date of the corporation's notice of such event, which will notify the holder of such alternative. If the corporation is the surviving entity in a capital reorganization or merger, or if the shareholders of the corporation hold a majority of the outstanding capital stock of the surviving corporation following such consolidation or merger, then the holders of the Series B Stock shall have the right to continue as holders of Series B Stock having rights and preferences as nearly comparable to those rights held prior to the reorganization or merger as practicable.

                 (j) If an adjustment of the Applicable Conversion Rate occurs, the corporation will furnish each holder of Series B Stock with a certificate, prepared by the chief financial officer of the corporation, showing such adjustment and explaining the facts upon which such adjustment is based. No adjustment will be made for amounts less than one cent per share, although any adjustment not made due to this sentence will be taken into account on any subsequent adjustment.

                 (k) To exercise the conversion privilege, a holder of Series B Stock must surrender the certificate or certificates representing the shares being converted to the corporation at its principal office along with written notice requesting conversion. The certificate or certificates for shares of Series B Stock surrendered must be accompanied by proper assignment to the corporation or in blank. The date when both such written notice and certificate(s) are received by the corporation (or the date of an automatic conversion, as discussed below) will be the "Conversion Date." As promptly as practicable after the Conversion Date, the corporation will issue and deliver to the holder of the shares of Series B Stock being converted, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of Series B Stock. In the case of an optional conversion by a holder, such conversion will be effective immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of Series B Stock will cease, and such holder will become the record holder of Common Stock. In the case of an automatic conversion pursuant to Section 4(b)(i) above, such conversion shall be deemed to have been made immediately upon the consummation of such event and at such time the rights of the holder as holder of Series B Stock will cease, and such holder will become the record holder of Common Stock.

                 (l) No fractional shares of Common Stock or scrip representing fractional shares will be issued upon conversion of Series B Stock. Instead of any fractional shares of Common Stock, the corporation will pay to the holder of the shares of Series B Stock which were converted a cash adjustment for such fraction equal to the equivalent market price for such fractional share (as determined in a manner prescribed by the Board of Directors) at the close of business on the Conversion Date.

                 (m) If some but not all of the shares of Series B Stock represented by a certificate surrendered by a holder are converted, the corporation will deliver to the holder a new certificate representing the number of shares of Series B Stock that were not converted.

                 (n) The corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number as are sufficient to permit the conversion of all outstanding shares of the Series B Stock, and if the number of authorized but unissued shares of Common Stock will not be sufficient to permit the conversion of all then outstanding shares of the Series B Stock, the corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to the required number of shares.

                 5. No Reissuance of Series B Stock. No share or shares of the Series B Stock acquired by the corporation may be reissued as shares of Series B Stock.

                 6. Notices of Record Date. Unless a longer period of notice is required under applicable statute, if (a) the corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (b) any capital reorganization of the corporation, any reclassification or recapitalization of the capital stock of the corporation, any merger or consolidation of the corporation, and any transfer of all or substantially all of the assets of the corporation to any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the corporation occurs, the corporation will mail to each holder of Series B Stock at least twenty
         (20) days prior to the record date a notice specifying (i) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and/or (iii) the time, if any, when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,487,168 shares of Common Stock and 435,000 shares of Series A Stock, all of which shares were entitled to vote thereon.

         FOURTH: The holders of over 67% of the shares of Common Stock and Series A Stock, voting together as a single class, and the holders of all of the shares of Series A Stock, voting separately as a class, and in each case outstanding and entitled to vote on said amendment, have signed written consents pursuant to Article 9.10 adopting said amendment and any written notice required by Article 9.10 has been given.

         FIFTH: That the aforesaid amendment does not in any way effect an exchange, reclassification or cancellation of the authorized, issued or outstanding shares of the corporation.

         IN WITNESS WHEREOF, Medical Alliance, Inc. has caused these Articles of Amendment to be signed by its President this 16th day of November, 1995.

                                          MEDICAL ALLIANCE, INC.


                                          By:   /s/ Paul Herchman
                                              ---------------------------------
                                                    Paul Herchman, President